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                            FUNDS MANAGEMENT POLICY
                              FOR BankTEXAS N.A.

          In connection with its normal requirements to manage liquidity, BankTEXAS N.A., ("the BANK"), will enter into a variety of transactions with FIRST BANK (CREVE COEUR, MO) (the "CENTRAL BANK") in which both parties will act as principal. All of the transactions referenced herein represent unsecured extensions of credit between the parties, and may include loans of portfolio securities, sales of Federal Funds, placements of deposits and purchases of certificates of deposit.

1. Loans of securities will be subject to the terms and conditions in a "Securities Borrowing Agreement", executed by the BANK and the CENTRAL BANK. The parties will lend their own portfolio securities only and will not lend any securities pledged to or held for the accounts of any of its customers. The parties will maintain separate records to indicate which of their portfolio securities are loaned at any time and may request a report from the contraparty verifying the individual securities held in the collateral pool.

2. The Board of Directors of each party shall establish limits which cannot exceed 50% of the respective party's capital accounts for the transactions referenced by this policy. The limit shall be reviewed and approved by the Board of Directors on an annual basis, in conjunction with a review of the regularly available financial information on the contraparty. Each Board shall also consider the other party's liquidity, asset-liability mix and profitability prior to establishing or renewing the limit. Board approval of this limit shall be noted in the official minutes of the Board. Each party will notify the contraparty annually of any changes in the limit.

3. The Chief Executive Officer of each party may authorize transactions which exceed the overnight limit established by the Board, by up to 50% of the limit for a period not to exceed three (3) consecutive business days. This exception must be reported to the Board at its next regular meeting. The Board may change this policy at any of its regularly scheduled meetings, provided that written notification is forwarded to the Chief Executive Officer of the contraparty.

                                                 Approved by Board of
                                                   Directors on
                                                   September 15, 1994:



$    10,000,000                9/15/94           /s/Richard N. Barriche
     ----------                -------           ----------------------
     LIMIT                     DATE              SECRETARY OF THE BOARD
                                                 FOR BankTEXAS N.A.


$    15,000,000                10/25/94          /s/Josephine Gahn
     ----------                --------          -----------------
     LIMIT                     DATE              ASST. SECRETARY OF THE BOARD
                                                 CENTRAL BANK